                                                                                                    Exhibit 2.1
INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT
CONSTITUEE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIETES PAR ACTIONS

Dynasty Gaming Inc. / Jeux Dynasty Inc.
THIS CERTIFIES THAT
LES PRESENTES ATTESTENT QUE
                                                                                        CUSIP 26813U 10 5
                                                                                        ISIN CA 26813U1057
                                                                             SEE REVERSE SIDE FOR CERTAIN DEFINITIONS
                                                SPECIMEN            VOIR AU VERSO POUR CERTAINES DEFINITIONS
Is the registered holder of
Est le porteur inscrit de

FULLY PAID AND NON-ASSESSABLE COMMON SHARES	ACTIONS ORDINARIES SAN VALEUR NOMINALE ENTIERMENT LIBEREES DU
WITHOUT PAR VALUE IN THE CAPITAL OF	CAPITAL ACTIONS DE

Dynasty Gaming Inc.	Jeux Dynasty Inc.

Transferable on the books of the Company only upon surrender of this certificate properly	transferable dans les registres de la Societe sur remise de ce certificate endosse en bonne et
Endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.	Ce certificate n’est valide que s’il a ete contresigne par l’agent de transfert et agent Comptable les registres de la Societe.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf	EN FOI DE QUOI la Societe a fait signer le present certificate en son nom au moyen des
By the facsimile signatures of its duly authorized officers.	fac-similes de signature de ses dirigeants dument autorises

Dated Le. President Secretary
COUNTERSIGNED AND REGISTERED
CONTRESIGNE ET IMMATRICULE
COMPUTERSHARE INVERTOR SERVICES INC
SERVICES AUX INVESTISSUERS COMPUTERSHARE INC
(MONTREAL) (TORONTO)
TRANSFER AGENT AND REGISTRAR
President Secretary AGENT DE TRANSFER ET AGENT COMPTABLE DES REGISTRES

By Par________________________________________________ Authorized officer- Representant autorise

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Ins. In Montreal, QC and Toronto, ON
Les actions representees par ce certificate peuvant etre transferees aux de Services aux Investisseurs Computershare Inc a Montreal, QC et Toronto, ON

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of : (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series

Les actions representees par ce certificate son assorties de droits, privileges, restrictions et conditions et la Societe foumira a tout actionaire, sur demande et sans frais, une copied u texte integral a) dos droits, privileges, restrictions et conditions rattaches a chaque categorie d’actions dont l’autorisation donnee aux administrateurs de fixer les droit, privileges, restrictions et conditions des series ulterieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears.	Les abbreviation suivantes doivent etre interpretees comme si les expressions correspondantes etaient ecrites en loutes lettres

TEN - as tenants in common	TEN COM - a titre de proprietaires en commun
TEN ENT - as tenants by the entireties	TEN ENT - a titre de tenants untaries
JT TEN - as joint tenants with rights of survivorship and not as tenants in common	JT TEN - a titre de coproprietaires avec gain de survie et non a titre de proprietares en common
(Name) CUST -(Name) as custodian for (Name) UNIF (Name) under the GIFT MIN (State) Uniforms Gifts ACT (STATE) to Minors Act	(Name) CUST - (Nom) a titre de (Nom) UNIF depositaire pour GIFT MIN ACT (Nom) en vertu de (Etat) la Uniform Gifts to Minors Act de (Etat)
Additional abbreviations may also be used though not in the above list.	Des abbreviations autres que celles qui sont donnees ci-dessus peuvent aussi etre utilisees.
Please insert Social Insurance, Tax Identification, or other identifying number of transferee	Veuillez inscrire le numero d’assurance sociale, le numero d’identification aux fins de I’mpot ou tout autre numero permettant d’identifiel le cessionnaire.

For value received the undersigned hereby sells, assigns and transfers unto	Pour valeur recue, le soussigne vend, cede et transfere par les presentes a

___________________________________________________________________________________________________________________________
Insert name and address of transferee Inserer le nom et l’ adresse du cessionaire
___________________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________________
Shares represented by this certificate and  does hereby irrevocably  constiture  and appoint
 actions representees par le present    and certificate et nomme irrevocablement

___________________________________________________________________________________________________________________________
The attorney of the undersigned to le fonde de pouvoir du soussigne charge
Transfer the said shares on the books d’inscrire le transfert desdites actions
Of the company with full power of aux registres de la Societe, avec plein
Substitution in the premises. Pouvoir de substitution a cet egard

LE:
DATED:__________________	Signature of shareholder/signature de I’actionnaire	Signature of Guarantor/signature du garant

Signature Guarantee: The signature on this agreement must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”

In the USA signature guarantees are not accepted fro Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare’s Privacy Notice: in the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you- your name, address, social insurance number, securities holdings, transactions, etc. We use this to to administer your account, to better serve your and our clients’ needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available website computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2YI. *You are required to provide your SIN if you will receive income on these securities. We will use this number for incoming reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

Garantie de signature: le signature apposee aux fins de cette cession doit correcpondre exactement au nom qui est inscrit au recto du certificate, sans aucun changement, et doit etre garantie par une banque a charte canadienne de I’annexe1, une grande societe de fiducie au Canada ou un member d’un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP) Le garant doit apposer un timbre portent la mention (Signature Guaranteed)

Aux Etats-Unis, seuls les members dun (Medallion Signature Guarantee program) peuvent garantir une signature.

Les garanties de signature ne peuvent pas etre faites par des caisses d’epargne ( Tresury Branches ) des caisses de credit (credit Unions) ou des Caisses Populaires, a moins qu’elles ne soient members du programme de garantie de signature Medallion STAMP.

Avis de confidentialite de computershare: lorsque computershare foumit des services, a vous ainsi qu’a ses socieles clients, elle recoit des renseignements personnels non publics a votre sujet- votre num, votre adresse votre numero d’assurance sociale, les titres que vous detenez, les operations que vous avez effectuees, etc. Nous avons etabli un code de confidentialite, qui contient de plus amples renseignements sur nos pratiques a l’egard des renseignements et sur la facon dont nous assurons la protection de vos renseignements personnels. Vous le trouverez sur notre site web, computershare.com vous pouvez egalement vous en procurer un exemplaire en nous en faisant la demande par ecrit, au 100 university avenue Toronto (Ontario) M5J2Y1. * Vous etes tenude nous foumir votre NAS si vous devez recevoir un revenue de ces titres. Nous utiliserons oe numero aux fins de I’mpot. Computershare peut egalement vous demander votre NAS comme mesure de securite et d’ indentification lorsque vous nous demandez de gerer votre compte, par telephone ou par ecrit, vous pouvez cependant refuser de le faire.